UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

RENOVORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real, Suite B1 Los Altos, CA		94022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 284-4433

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RNXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of RenovoRx, Inc. (the “Company”) has appointed Ms. Angela Gill Nelms, age 47, as Chief Operating Officer, effective September 19, 2022, her start date with the Company.

From December 2015 to September 2021, Ms. Nelms worked for Florence Healthcare, where she held senior level positions in product management and operations, including serving as Vice President of Products and Operations from June 2017 to July 2018 and Chief Operating Officer from July 2018 to September 2021. In May 2021, Ms. Nelms founded and serves as Chief Executive Officer of Forge Fractional, an organization that works with entrepreneurs to build sustainable companies. In August 2021, she co-founded and also serves as Chief Technical Officer of Recovery Advocate Network, a not-for-profit organization focused on addressing the resource disparities for individuals suffering from mental health disorders, processing disorders, substance abuse, trauma healing and sexual identity challenges.

The Company and Ms. Nelms entered into an offer letter dated August 17, 2022 (the “Offer Letter”). In connection with the appointment, Ms. Nelms will be paid an annual base salary of $400,000 and a discretionary annual cash bonus targeted at 35% of her annual base salary. The offer letter provided that the Company would recommend that Ms. Nelms be granted a stock option to purchase shares of the Company’s common stock having an aggregate grant date fair value of $765,000 in connection with her hire; the Compensation Committee approved the grant to Ms. Nelms of a stock option to purchase 274,230 shares of the Company’s common stock as of September 19, 2022, with an exercise price equal to the closing sale price of the Company’s common stock on that date. The terms and conditions of the option award is otherwise consistent with those of the Company’s other executive officers previously disclosed by the Company in its most recent definitive proxy statement. Pursuant to Ms. Nelms’ offer letter from the Company, she also will be entitled to reimbursement of up to $20,000 of moving expenses.

The Company and Ms. Nelms also entered into a change in control and severance agreement dated August 17, 2022 (the “Severance Agreement”). Capitalized terms used but not defined in the summary have the meanings assigned to them in the Severance Agreement. Under the Severance Agreement, if Ms. Nelms is terminated outside a period beginning on the date of a Change in Control and ending on (and inclusive of) the date that is the one-year anniversary of a Change in Control (the “Change in Control Period”), either by the Company without Cause (other than due to death or Disability) or by the Executive for Good Reason, she will receive severance of (i) a lump sum of 50% of her annual base compensation as then in effect (or, if her termination is due to Good Reason based on a material reduction of her base salary, as in effect prior to such reduction), (ii) a pro-rated target bonus for the year of the termination, and (iii) COBRA reimbursements for up to 6 months (or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof).

If Ms. Nelms is terminated during the Change in Control Period, either by the Company without Cause (other than due to death or Disability), or by the Executive for Good Reason, she will receive severance of (i) a lump sum of 100% of her base compensation as then in effect (or, if her termination is due to Good Reason based on a material reduction of her base salary, as in effect prior to such reduction) or, if greater, her base salary in effect immediately prior to the Change in Control, (ii) COBRA reimbursements for up to 12 months (or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof), and (iii) full vesting of her outstanding and unvested equity awards (other than equity awards subject to performance-based vesting criteria).

The Severance Agreement provides that if any payments or benefits received by Ms. Nelms under the Severance Agreement or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher. The Severance Agreement does not require the Company to provide any tax gross-ups.

To receive the severance described above, Ms. Nelms must sign and not revoke a separation agreement and release of claims within the timeframe that is set forth in the Severance Agreement.

The foregoing description of the Offer Letter and the Severance Agreement are only summaries and are qualified in their entirety by their terms, a copy of which is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. Ms. Nelms will also enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 2021.

The selection of Ms. Nelms to serve as Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person.

There are no family relationships between Ms. Nelms and any director or executive officer of the Company, and there are no transactions between Ms. Nelms and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release announcing the appointment of Ms. Nelms as Chief Operating Officer effective September 19, 2022. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between RenovoRx, Inc. and Angela Gill Nelms
10.2	Change in Control and Severance Agreement by and between RenovoRx, Inc. and Angela Gill Nelms, dated August 17, 2022
99.1	Press Release of RenovoRx, Inc., dated September 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVORX, INC.
Date: September 19, 2022

	By:	/s/ Shaun R. Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer

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